Exhibit 4.18

[FORM OF C MORTGAGE AND SECURITY AGREEMENT]

C MORTGAGE AND SECURITY

AGREEMENT

dated as of June     , 2009

between

UNITED AIR LINES, INC.,

the Company

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

the Collateral Agent

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TABLE OF CONTENTS

(continued)

ANNEX A	–	Defined Terms
ANNEX B	–	Insurance
ANNEX C	–	Foreign Registration
EXHIBIT A	–	Form of C Mortgage Supplement
SCHEDULE 1	–	Permitted Countries
SCHEDULE 2	–	Certain Economic Terms

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C MORTGAGE AND SECURITY AGREEMENT

C MORTGAGE AND SECURITY AGREEMENT dated as of June     , 2009 (this “C Mortgage”), between UNITED AIR LINES, INC., a Delaware corporation (the “Company”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Collateral Agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms and conditions of that certain Indenture dated as of June     , 2009 (the “Indenture”) among the Company and Wells Fargo Bank Northwest, National Association, as the Trustee and as the Collateral Agent, the Company has issued to the Holders certain Senior Secured Notes due 2012 (the “Securities”);

WHEREAS, the Company desires by this C Mortgage, among other things, to grant to the Collateral Agent for the benefit of the Trustee and other Secured Parties a first priority perfected security interest in the Collateral (as defined below) in accordance with the terms hereof, as security for the Securities and all other Secured Obligations; and

WHEREAS, all things necessary to make this C Mortgage the valid, binding and legal obligation of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

NOW, THEREFORE, the Company and the Collateral Agent agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto or Section 1.01 of the Indenture, as the case may be.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01. Grant of Security Interest. In order to secure the prompt payment and performance of the Secured Obligations from time to time outstanding according to their tenor and effect and to secure the performance and observance by the Company of all the agreements, covenants and provisions contained herein, in the Indenture, the Securities and each of the other Transaction Documents for the benefit of the Secured Parties, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Securities by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its successors and assigns, for the security and benefit of the Secured Parties, a first priority security interest in, and

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mortgage lien on, all right, title and interest of the Company in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this C Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:

(1) each Aircraft (including, without limitation, each Airframe and its related Engines) more particularly described in C Mortgage Supplement executed and delivered as provided herein, as the same is now and will hereafter be constituted, whether now owned by the Company or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the related Airframe or any other Airframe or airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations with respect to any of the foregoing (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

(2) each Spare Engine more particularly described in any C Mortgage Supplement executed and delivered as provided herein, as the same is now and will hereafter be constituted, whether now owned by the Company or hereafter acquired, together with (a) all Parts of whatever nature, which are from time to time included within the definition of “Spare Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations with respect to any of the foregoing (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Spare Engine Documents;

(3) the rights of the Company under any warranty or indemnity, express or implied, to the extent assignable, regarding title, materials, workmanship, design or patent infringement or related matters in respect of each Aircraft, Engine and Spare Engine (the “Warranties”);

(4) all proceeds with respect to the requisition of title to or use of each Aircraft, Airframe, Engine or Spare Engine by any Government Entity or from the sale or other disposition by the Collateral Agent of any Airframe, Engine, Spare Engine or other Collateral pursuant to the terms of this C Mortgage, and all property insurance proceeds with respect to any Airframe, Aircraft, Engine and Spare Engine, but excluding any insurance maintained by the Company and not required under Section 3.06;

(5) all rents, revenues and other proceeds collected by the Collateral Agent pursuant to Section 4.02(b) and all monies and securities from time to time

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deposited or required to be deposited with the Collateral Agent by or for the account of the Company pursuant to any terms of this C Mortgage held or required to be held by the Collateral Agent hereunder, including all Eligible Accounts (including the Securities Account);

(6) all cash, Investment Securities and other financial assets held in any Eligible Account by the Collateral Agent or an Eligible Institution; all Cash Collateral; and all security entitlements with respect thereto; and

(7) all proceeds of the foregoing (but excluding any proceeds generated by the Company from the transportation of passengers, cargo or mail).

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Collateral Agent shall not (and shall not permit any of its Affiliates or any other Person claiming by, through or under it to) take or cause to be taken any action contrary to the Company’s rights set forth herein and in the Indenture to the quiet enjoyment of the Airframes, Engines and Spare Engines, and to possess, use, retain and control the Airframes, Engines and Spare Engines and all revenues, income and profits derived therefrom without hindrance and (b) the Company shall have the right, to the exclusion of the Collateral Agent and the other Secured Parties, with respect to the warranties and indemnities referred to in clause (3) above, to exercise in the Company’s name all rights and powers (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Company’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under any of the warranties or indemnities.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Secured Parties for the uses and purposes and in all cases and as to all property specified in clauses (1) through (7) inclusive above, subject to the terms and provisions set forth in this C Mortgage.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under each Pledged Agreement to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Secured Parties shall have no obligation or liability under any Pledged Agreement by reason of or arising out of the assignment hereunder, nor shall the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to any Pledged Agreement, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Company does hereby constitute the Collateral Agent the true and lawful attorney of the Company, irrevocably, granted for good and valuable consideration and coupled with an

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interest and with full power of substitution, and with full power (in the name of the Company or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of any Pledged Agreement, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises; provided that the Collateral Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.

The Company agrees that at any time and from time to time, upon the written request of the Collateral Agent, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Collateral Agent may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Collateral Agent the full benefits of the assignment hereunder and of the rights and powers herein granted.

ARTICLE III

COVENANTS OF THE COMPANY

Section 3.01. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Company’s right, title and interest in and to the Collateral, except Permitted Liens. The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.

Section 3.02. Possession, Operation and Use, Registration and Markings.

(a) General. Except as otherwise expressly provided herein, the Company shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Aircraft, any Airframe, any Engine, any Spare Engine or any Parts in any lawful manner or place in accordance with the Company’s business judgment.

(b) Possession. The Company, without the prior consent of Collateral Agent, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, any Airframe, any Engine or any Spare Engine or install any Engine, or permit any Engine to be installed, on any airframe other than an Airframe, except that the Company may, without such prior written consent of Collateral Agent:

(i) subject or permit any Permitted Lessee to subject (i) any Airframe to normal interchange agreements or (ii) any Engine or any Spare Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into by the Company or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if the

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Company’s title to any such Engine or Spare Engine is divested under any such agreement or arrangement, then such Engine or Spare Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Company shall comply with Section 3.04(e) in respect thereof;

(ii) deliver or permit any Permitted Lessee to deliver possession of any Aircraft, any Airframe, any Engine, any Spare Engine or any Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on any Aircraft, any Airframe, any Engine, any Spare Engine or any Part, or, to the extent required or permitted by the terms hereof, for alterations or modifications in or additions to any Aircraft, any Airframe, any Engine or any Spare Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(iii) install or permit any Permitted Lessee to install an Engine or Spare Engine on an airframe owned by the Company or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to the Engines or the Spare Engines, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 3.02(b)(i);

(iv) install or permit any Permitted Lessee to install an Engine or Spare Engine on an airframe leased to the Company or such Permitted Lessee, or purchased by the Company or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) the Company or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine or such Spare Engine by reason of such Engine or such Spare Engine being installed on such airframe at any time while such Engine or such Spare Engine is subject to the Lien of this C Mortgage;

(v) install or permit any Permitted Lessee to install an Engine or Spare Engine on an airframe owned by the Company or such Permitted Lessee, leased to the Company or such Permitted Lessee, or purchased by the Company or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine or Spare Engine, as the case may be, and the Company shall comply with Section 3.04(e) hereof in respect thereof;

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(vi) transfer or permit any Permitted Lessee to transfer possession of any Aircraft, any Airframe, any Engine or any Spare Engine to the U.S. Government, in which event the Company shall promptly notify the Collateral Agent in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

(vii) to the extent permitted by Section 3.04(c) hereof, subject any appliances, Parts or other equipment owned by the Company and removed from any Airframe, any Engine or any Spare Engine to any pooling arrangement referred to in Section 3.04(c) hereof;

(viii) enter into a charter or Wet Lease or other similar arrangement with respect to any Aircraft or any other aircraft on which any Engine or Spare Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Company’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

(ix) so long as no Event of Default shall have occurred and be continuing and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Aircraft, any Airframe, any Engine or any Spare Engine with any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person (a “Permitted Lessee”); provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) on the date of such lease the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) Company shall have furnished the Collateral Agent a favorable opinion of counsel, reasonably satisfactory to the Collateral Agent, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction (subject to customary exceptions), (w) it is not necessary for the Collateral Agent to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) the Collateral Agent’s Lien in respect of the Aircraft, Airframes, Engines or Spare Engines, as the case may be, will be recognized as a first priority (subject to Permitted Liens) security interest and enforceable in such jurisdiction (including the Collateral Agent’s right to repossess such Aircraft), (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframes, Engines or Spare Engines, as the case may be, in the event of the requisition by such government of such title (unless Company shall provide insurance in the amounts required with respect to hull

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insurance under this C Mortgage covering the requisition of title to the Aircraft, Airframes, Engines or Spare Engines by the government of such jurisdiction so long as the Aircraft, Airframes, Engines or Spare Engines are subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this C Mortgage is enforceable against such Permitted Air Carrier under applicable law (subject to customary exceptions);

provided that (1) the rights of any Permitted Lessee or other transferee who receives possession by reason of a transfer permitted by this Section 3.02(b) (other than by a transfer of an Engine or Spare Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any lease permitted by this paragraph (b) shall be expressly subject and subordinate to, all the terms of this C Mortgage, (2) the Company shall remain primarily liable for the performance of all of the terms of this C Mortgage and all the terms and conditions of this C Mortgage and the other Transaction Documents shall remain in effect, (3) the Company shall furnish to the Collateral Agent evidence reasonably satisfactory to the Collateral Agent that the insurance required pursuant to Section 3.06 remains in effect and such Permitted Lease shall require such insurance to remain in effect throughout the term thereof; (4) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest (subject to Permitted Liens) and International Interest of the Collateral Agent in the Aircraft, Airframes, Engines or Spare Engines, as the case may be; (5) the Company shall reimburse the Collateral Agent for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Collateral Agent in connection with any such lease; and (6) the Company shall ensure that no lease or transfer of possession otherwise in compliance with this Section 3.02(b) shall permit any action not permitted to the Company hereunder. Except as otherwise provided herein and without in any way relieving the Company from its primary obligation for the performance of its obligations under this C Mortgage, the Company may in its sole discretion permit a Permitted Lessee (but not a sublessee) to exercise any or all rights which the Company would be entitled to exercise under Sections 3.02 and 3.04, and may cause a Permitted Lessee (but not a sublessee) to perform any or all of the Company’s obligations under Article III hereof, and the Collateral Agent agrees to accept actual and full performance thereof by a Permitted Lessee (but not a sublessee) in lieu of performance by the Company. The Company shall promptly, but not later than 10 Business Days after entering into such Permitted Lease, notify the Collateral Agent of the existence of such Permitted Lease with a term in excess of one year and provide a copy of such lease to the Collateral Agent.

No pooling agreement, Permitted Lease or other relinquishment of possession of any Airframe, any Engine or any Spare Engine shall in any way discharge or diminish any of the Company’s obligations to the Collateral Agent under this C Mortgage or constitute a waiver or forbearance of Collateral Agent’s rights or remedies hereunder.

The Collateral Agent agrees, and each Holder by acceptance of a Security agrees, for the benefit of the Company (and any Permitted Lessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine or Spare Engine) owned by the Company (or any Permitted Lessee), any lessor of any engine (other than an Engine or Spare

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Engine) leased to the Company (or any Permitted Lessee) and any conditional vendor of any engine (other than an Engine or Spare Engine) purchased by the Company (or any Permitted Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created under this C Mortgage in any engine so owned, leased or purchased and that none of the Collateral Agent, the Holders or their successors or assigns will acquire or claim, as against the Company (or any Permitted Lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine (other than an Engine or Spare Engine) as the result of such engine being installed on such Airframe.

Any Wet Lease or similar arrangement under which the Company maintains operational control of the relevant Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 3.02. The Collateral Agent acknowledges that any consolidation or merger of the Company or conveyance, transfer or lease of all or substantially all of the Company’s assets permitted by the Operative Documents shall not be prohibited by this Section 3.02.

(c) Operation and Use. So long as any Aircraft, any Airframe, any Engine or any Spare Engine is subject to the Lien of this C Mortgage, the Company shall not (or permit any Permitted Lessee to) operate, use or locate any Aircraft, any Airframe, any Engine or any Spare Engine, or allow any Aircraft, any Airframe, any Engine or any Spare Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 3.06, except in the case of a requisition by the U.S. Government where the Company obtains indemnity in lieu of such insurance from the U.S. Government or insurance from the U.S. Government against substantially the same risks and for at least the amounts of the insurance required by Section 3.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 3.06 by war risk insurance, or in either case unless such Aircraft, Airframe, Engine or Spare Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as the Company diligently and in good faith proceeds to remove such Aircraft, Airframe, Engine or Spare Engine from such area. The Company shall also have the right to operate any Aircraft without having on board the original registration certificate or airworthiness certificate in the event that either or both such certificates disappear from such Aircraft, but only to the extent permitted by Exemption No. 5318 of the FAA Regulations or other similar exemption. So long as any Aircraft, any Airframe, any Engine or any Spare Engine is subject to the Lien of this C Mortgage, the Company shall not permit such Aircraft, Airframe, Engine or Spare Engine, as the case may be, to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law of any Government Entity having jurisdiction that is binding on or applicable to such Aircraft, Airframe, Engine or Spare Engine or (y) in violation of any airworthiness certificate, license or registration of any such Government Entity relating to such Aircraft, Airframe, Engine or Spare Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Company or Permitted Lessee, as the case may be, upon discovery thereof, (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by the

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Company or Permitted Lessee in any reasonable manner which does not materially adversely affect the Lien of this C Mortgage and does not involve any material risk of sale, forfeiture or loss of such Aircraft, Airframe, Engine or Spare Engine, or (iii) that the Company shall not be in default under, or required to take any action set forth in this sentence if it is not possible for the Company to comply with the laws of a jurisdiction other than the United States (or other jurisdiction in which such Aircraft is registered) because of a conflict with the applicable laws of the United States (or such other jurisdiction where such Aircraft is registered).

(d) Registration. The Company, on or prior to each Closing Date, shall cause each Aircraft to be duly registered with the FAA in its name under the Act and except as otherwise permitted by this Section 3.02(d) at all times thereafter shall cause such Aircraft to remain so registered. So long as no Special Default or Event of Default shall have occurred and be continuing, the Company may at any time, subject to Annex C hereto, cause such Aircraft to be re-registered under the laws of a country other than the United States. Whether or not a Special Default or an Event of Default shall be continuing, subject to Annex C hereto, Company may at any time cause such Aircraft to be re-registered under the laws of the United States. Unless the C Mortgage has been discharged, the Company shall also cause the C Mortgage to be duly recorded and at all times maintained of record as a valid first-priority perfected mortgage (subject to Permitted Liens) on each Aircraft, each Airframe and each of the Engines and, if applicable, any Spare Engines (except to the extent (i) such perfection or priority cannot be maintained solely as a result of the failure by Collateral Agent to execute and deliver any necessary documents or (ii) in the case of a registration of an Aircraft in a country other than the United States, the C Mortgage need not be so recorded as provided in Annex C hereto). Unless the Lien of this C Mortgage has been discharged, the Company shall cause the International Interest granted under this C Mortgage in favor of the Collateral Agent with respect to each Airframe and each Engine and Spare Engine to be registered with the International Registry, subject to the Collateral Agent providing its consent to such registration.

(e) Markings. If permitted by applicable Law, on or as soon as practicable after the Closing Date, the Company will cause to be affixed to, and maintained in, the cockpit of each Airframe and on each Engine and Spare Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a Security Interest in favor Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Collateral Agent.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframes or Engines or Spare Engines. If any such placard is damaged or becomes illegible, the Company shall promptly replace it with a placard complying with the requirements of this Section 3.02(e). Except as above provided, the Company will not allow the name of any person (other than the Company) to be placed on any Airframe or on any Engine or Spare Engine as a designation that might be interpreted as a claim of ownership, provided that nothing herein shall prohibit the Company or any Permitted Lessee from placing its customary colors and insignia on any Airframe and any Engine or any Spare Engine. If the Collateral Agent is replaced or its name is changed, the Company shall replace such placards with new placards reflecting the correct name of the Collateral Agent promptly after the Company receives notice of such replacement or change and, if resulting from a replacement by the Holders of the Collateral Agent not for cause, advancement from the Holders of its reasonable costs of making such replacement.

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Section 3.03. Inspection.

(a) At all reasonable times and upon reasonable advance notice (taking into consideration the availability of an Aircraft or Spare Engine, as the case may be, and the Company (or Permitted Lessee) personnel), so long as such Aircraft, or Spare Engine, as the case may be, is subject to the Lien of this C Mortgage, Collateral Agent and its authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing in which case such inspection right shall not be so limited) inspect such Aircraft, Airframe, Engines and Spare Engines (including without limitation, the Aircraft Documents or Spare Engine Documents, as the case may be) and any such Inspecting Party may make copies of such Aircraft Documents or Spare Engine Documents, as the case may be, not reasonably deemed confidential by the Company or such Permitted Lessee.

(b) Any inspection of an Aircraft, Airframe, Engine or Spare Engine hereunder shall be subject to Company’s safety and security rules applicable at the location of such Aircraft and Spare Engine and shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of such Aircraft and Spare Engine without the express consent of the Company (such consent not to be given by the Collateral Agent pursuant to the power of attorney granted herein), and no such inspection shall interfere with the Company’s or any Permitted Lessee’s maintenance and operation of the Aircraft, Airframes and Engines and Spare Engines.

(c) With respect to such rights of inspection, the Collateral Agent shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 3.03(a)); provided that all such expenses incurred while an Event of Default shall have occurred shall be paid by the Company.

Each Inspecting Party shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to prospective and permitted transferees of the Collateral Agent’s interest (and such prospective and permitted transferee’s counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to the Collateral Agent’s counsel, independent insurance advisors or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, (D) any other Inspecting Party, so long as such Inspecting Party agrees to hold such information confidential, and (E) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this C Mortgage by the Collateral Agent; provided, however, that

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any and all disclosures permitted by clauses (C) and (D) above shall be made only to the extent necessary to meet the specific requirements or needs of Persons for whom such disclosures are hereby permitted.

Section 3.04. Maintenance; Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution of Engines.

(a) Maintenance. The Company shall, at its own cost and expense, (1) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) each Aircraft (and any engine which is not an Engine but which is installed on such Aircraft) and Spare Engine (A) so as to keep such Aircraft and Spare Engine in as good an operating condition as when delivered to the Company (ordinary wear and tear excepted and without taking into consideration hours and cycles) and so as to keep such Aircraft in such condition as may be necessary to enable the airworthiness certification for such Aircraft to be maintained in good standing at all times under the Act (or under the applicable requirements of another Aviation Authority in the jurisdiction in which such Aircraft is registered) except (i) when such Aircraft is being temporarily stored, (ii) when such Aircraft is being serviced, repaired, maintained, overhauled, tested or modified as permitted or required by the terms of this C Mortgage, (iii) when aircraft similar to such Aircraft have been grounded by the FAA or under the applicable laws of any other jurisdiction in which such Aircraft is registered, or such authority has revoked or suspended the airworthiness certificates for such aircraft, or (iv) (x) for immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Company or Permitted Lessee, as the case may be, upon discovery thereof, or (y) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Company or Permitted Lessee in any reasonable manner which does not materially adversely affect the Lien of this C Mortgage and does not involve any material risk of sale, forfeiture or loss of such Aircraft, and (B) in accordance with the Maintenance Program for such Aircraft and utilizing the same or better manner of maintenance used by the Company (or any Permitted Lessee) with respect to similar aircraft operated by it, and (2) maintain or cause to be maintained in English all records, logs and other materials required to be maintained in respect of such Aircraft by the FAA or the applicable Aviation Authority. In any case, such Aircraft will be maintained in accordance with the maintenance standards required by or substantially similar to those required by the FAA or the central aviation authority of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland or the United Kingdom. Determination of the appropriate course of action in maintenance, including the means of compliance with airworthiness directives, and all other matters pertaining to each Aircraft will be within the sole discretion of the Company.

(b) Replacement of Parts. The Company, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Sections 3.04(c) and 3.04(d). In addition, the Company may, at its own cost and expense, and may permit a Permitted Lessee, at its own cost

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and expense, (or any maintenance provider for the Aircraft) to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that the Company, except as otherwise provided herein, will, at its own cost and expense, replace, or cause to be replaced, such Parts as promptly as practicable. All replacement parts (other than replacement parts temporarily installed as provided in Section 3.04(c) hereof) shall be free and clear of all Liens (except Permitted Liens), and shall be in as good an operating condition as, and shall have a value and utility substantially equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof (but without taking into consideration hours and cycles remaining until overhaul). Except as provided in Section 3.04(d), all Parts at any time removed from any Airframe or any Engine or any Spare Engine shall remain subject to the Lien of this C Mortgage, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement parts specified above. Upon any replacement part becoming incorporated or installed in or attached to any Airframe or any Engine or any Spare Engine, without further act (subject only to Permitted Liens and any arrangement permitted by Section 3.04(c) hereof), (i) such replacement part shall become subject to the Lien of this C Mortgage and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe, Engine or Spare Engine and (ii) the replaced Part shall no longer be subject to the Lien of this C Mortgage and shall no longer be deemed a Part hereunder. Upon request of Company, the Collateral Agent shall, at Company’s expense, execute and deliver to Company such documents as may be reasonably required to evidence the release of any replaced Part from the Lien of this C Mortgage.

(c) Pooling of Parts; Temporary Replacement Parts. Any Part removed from any Airframe or any Engine or any Spare Engine may be subjected by the Company (or any Permitted Lessee) to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Company or Permitted Lessee; provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine or Spare Engine in accordance with Section 3.04(b) hereof as promptly as practicable after the removal of such removed Part. In addition, the Company (or any Permitted Lessee) may use temporary parts or pooled parts on any Aircraft that are owned by a third party subject to a pooling arrangement as temporary replacements for Parts, provided that the Company (or any Permitted Lessee) as promptly thereafter as practicable, either (1) causes such pooled or temporary replacement part to become subject to the Lien of this C Mortgage free and clear of all Liens other than Permitted Liens or (2) replaces such replacement part with a further replacement part owned by the Company (or any Permitted Lessee) which meets the requirements of Section 3.04(b) hereof and which shall become subject to the Lien of this C Mortgage, free and clear of all Liens other than Permitted Liens.

(d) Alterations, Modifications and Additions. The Company shall, or shall cause a Permitted Lessee to, at its own cost and expense, make (or cause to be made) such alterations, modifications and additions to the Airframes, Engines and Spare Engines as may be required from time to time to meet the applicable standards of the FAA or any other Aviation Authority having jurisdiction over the operation of any Aircraft, to the extent made mandatory in

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respect of such Aircraft or Spare Engine, except for (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Company or a Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement is being contested in good faith by the Company or a Permitted Lessee in any reasonable manner which does not involve any material risk of sale, loss or forfeiture of such Aircraft or Spare Engine and does not materially adversely affect the Lien of this C Mortgage. In addition, the Company may, or may permit a Permitted Lessee at its own cost and expense to, from time to time alter the passenger (seating) configuration of any Aircraft and may make or cause to be made such alterations and modifications in and additions to any Airframe, Engine or Spare Engine as the Company (or any Permitted Lessee) may deem desirable in the proper conduct of its business, including removal of Parts which the Company (or any Permitted Lessee) deems to be obsolete or no longer suitable or appropriate for use on such Airframe, Engine or Spare Engine (such parts, “Obsolete Parts”); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of such Airframe, Engine or Spare Engine, or materially diminishes the value, utility and, in regard to any Airframe, remaining useful life (without regard to hours and cycles) of such Airframe or such Engine or Spare Engine below the value, utility or remaining useful life (without regard to hours and cycles) thereof immediately prior to such alteration, modification, removal or addition, assuming that such Airframe or such Engine or Spare Engine is in the condition required hereunder. In addition, the value (but not the utility, condition or airworthiness) of any Airframe or any Engine or Spare Engine may be reduced by the value, if any, of Obsolete Parts which shall have been removed. All parts incorporated or installed in or attached or added to an Airframe, Engine or Spare Engine as the result of such alteration, modification or addition (except those parts which are excluded from the definition of Parts or which the Company has leased from others and Parts which may be removed by the Company pursuant to the next sentence) (the “Additional Part” or “Additional Parts”) shall be free and clear of any Liens other than Permitted Liens and shall, without further act, become subject to the Lien of this C Mortgage. Notwithstanding the foregoing, Company may remove (and not replace) any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to any Airframe or any Engine or Spare Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to any Airframe or any Engine or Spare Engine pursuant to the terms of Section 3.04(a) or the first sentence of this Section 3.04(d), and (iii) can be removed from such Airframe or such Engine or Spare Engine without impairing the airworthiness of such Airframe or such Engine or Spare Engine or materially diminishing the value, utility and remaining useful life of such Airframe or such Engine or Spare Engine which such Airframe or such Engine or Spare Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Parts shall no longer be subject to the Lien of this C Mortgage or be deemed part of the Airframe or Engine from which it was removed. Notwithstanding any other provision of this Indenture, the Company may, at any time, install or permit to be installed in the Aircraft Passenger Convenience Equipment owned by the Company or any Permitted Lessee or by third parties and leased or otherwise furnished to the Company in the ordinary course of business, and the Company may remove (and not replace) or permit to be removed (and not replaced) the same, and Collateral Agent shall not acquire a Lien thereon by virtue of such installation or otherwise, and the rights of the owners therein shall not constitute a default under this C Mortgage.

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(e) Substitution of Engines. Upon the occurrence of an Event of Loss with respect to (I) an Engine under circumstances in which an Event of Loss with respect to an Airframe has not occurred or (II) a Spare Engine, the Company shall promptly (and in any event within 15 days after such occurrence) give the Collateral Agent written notice of such Event of Loss. The Company shall have the right at its option at any time, on at least five (5) Business Days’ prior notice to the Collateral Agent, to substitute, and if an Event of Loss shall have occurred with respect to (I) an Engine under circumstances in which an Event of Loss with respect to an Airframe has not occurred or (II) a Spare Engine, shall, but subject to Section 2.15 of the Indenture, within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine or Spare Engine, as the case may be. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine or Spare Engine, as the case may be, shall thereupon be free and clear of all rights of the Collateral Agent and the Lien of this C Mortgage and shall no longer be deemed an Engine or Spare Engine, as the case may be, hereunder and (ii) such Replacement Engine shall become subject to this C Mortgage free and clear of all Liens (other than Permitted Liens) and be deemed an “Engine” or “Spare Engine” as the case may be, for all purposes hereof to the same extent as the replaced Engine or Spare Engine, as the case may be. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine, or Spare Engine, as the case may be, to be replaced thereby, or an improved model, and that is suitable for installation and use on the relevant Airframe (in the case of an Engine), and that has a value and utility (without regard to hours and cycles remaining until overhaul) at least equal to, and be in as good operating condition and repair as, the Engine, or Spare Engine, as the case may be, to be replaced thereby (assuming that such Engine or Spare Engine had been maintained in accordance with this C Mortgage). The Company’s substitution hereunder shall be subject to (x) the satisfaction of each of the requirements set forth in Section 4.11 of the Indenture, including, without limitation, each requirement for a Replacement Engine to be Collateral and each of the requirements of Section 4.11(a)(v) and (y) the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Company’s sole cost and expense, and the Collateral Agent agrees to cooperate with the Company to the extent necessary to enable it to timely satisfy such conditions:

(i) an executed counterpart of each of the following documents shall be delivered to the Collateral Agent:

(A) a C Mortgage Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft of which such Replacement Engine is a part is registered in accordance with Section 3.02(d), as the case may be;

(B) a full warranty (as to title) bill of sale , covering the Replacement Engine, executed by the former owner thereof in favor of the

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Company (or, at the Company’s option, other evidence of the Company’s ownership of such Replacement Engine, reasonably satisfactory to the Collateral Agent); and

(C) UCC financing statements and registrations with the International Registry covering the security interests created by this C Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Engine;

(ii) the Company shall cause to be delivered to the Collateral Agent such evidence of compliance with the insurance provisions of Section 3.06 with respect to such Replacement Engine as Collateral Agent shall reasonably request;

(iii) the Company shall have furnished to Collateral Agent (A) an opinion of counsel to the Company, or other counsel satisfactory to the Collateral Agent, addressed to the Collateral Agent, to the effect that the Replacement Engine has or have duly been made subject to the Lien of this C Mortgage, and Collateral Agent will be entitled to the benefits of Section 1110 with respect to the Replacement Engine provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Collateral Agent, and (B) an opinion of Company’s aviation law counsel reasonably satisfactory to Collateral Agent and addressed to Collateral Agent as to the due filing for recordation of the C Mortgage Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which such Aircraft is registered in accordance with Section 3.02(d), as the case may be, and the registration with the International Registry of (i) the International Interest granted under such C Mortgage Supplement with respect to such Replacement Engine and (ii) if the bill of sale referred to in clause (i)(B) above constitutes “contract of sale” under the Cape Town Convention, such contract of sale with respect to such Replacement Engine; and

(iv) the Company shall have furnished to Collateral Agent a certificate of a qualified aircraft engineer (who may be an employee of the Company) certifying that such Replacement Engine has a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine so replaced (assuming that such Engine or Spare Engine, as the case may be, had been maintained in accordance with this C Mortgage).

Upon satisfaction of all conditions to such substitution, (x) the Collateral Agent shall execute and deliver to the Company such documents and instruments, prepared at the Company’s expense, as the Company shall reasonably request to evidence the release of such replaced Engine or Spare Engine, as the case may be, from the Lien of this C Mortgage, (y) the Collateral Agent shall assign to the Company all claims it may

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have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Company shall receive all insurance proceeds (other than those reserved to others under Section 3.06(b)) and other proceeds in respect of any Event of Loss giving rise to such replacement in accordance with Section 3.05(d) hereof.

Section 3.05. Loss, Destruction or Requisition.

(a) Event of Loss With Respect to an Airframe. Upon the occurrence of an Event of Loss with respect to an Airframe, the Company shall promptly (and in any event within 15 days after such occurrence) give the Collateral Agent written notice of such Event of Loss. The Company shall, within 30 days after such occurrence, give the Collateral Agent written notice of Company’s election to either replace such Airframe as provided under Section 3.05(a)(i) or to make payment in respect of such Event of Loss as provided under Section 3.05(a)(ii) (it being agreed that if Company shall not have given the Collateral Agent such notice of such election within the above specified time period, the Company shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 3.05(a)(ii)):

(i) if Company elects to replace an Airframe, the Company shall, subject to (x) the satisfaction of each of the requirements set forth in Section 4.11 of the Indenture, including, without limitation, each requirement for a Replacement Engine to be Collateral and each of the requirements of Section 4.11(a)(v) and (y) the satisfaction of the conditions contained in Section 3.05(c), as promptly as possible and in any event within 60 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this C Mortgage, in replacement of such Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine shall have been installed on such Airframe when it suffered the Event of Loss, a Replacement Engine therefore (which Replacement Engine shall meet all of the requirements of the fourth sentence of Section 3.04(e)), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Engine, as the case may be, to be replaced thereby (assuming that such Airframe or Engine had been maintained in accordance with this C Mortgage); provided that if the Company shall not perform its obligation to effect such replacement under this clause (i) during the 60-day period of time provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (ii) below; or

(ii) if the Company elects to make a payment in respect of such Event of Loss of an Airframe, the Company shall make a payment to the Collateral Agent to be held as Cash Collateral subject to (including Sections 4.11(a)(i)(D), 4.11(a)(ii)(C), 4.11(a)(iii)(B) and 4.11(a)(vi) of the Indenture) and in accordance with the Indenture on a date on or before the Business Day next following the earlier of (x) the 60th day following the date of the occurrence of such Event of Loss, and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of Company’s election under Section 3.05(a) to make payment under this Section 3.05 (a)(ii)).

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(b) Effect of Replacement. Should the Company have provided a Replacement Airframe and Replacement Engines, if any, as provided for in Section 3.05(a)(i), (i) the Lien of this C Mortgage shall continue with respect to such Replacement Airframe and Replacement Engines, if any, as though no Event of Loss had occurred; (ii) the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this C Mortgage such replaced Airframe and Engines and Spare Engines, if any, by executing and delivering to the Company such documents and instruments as the Company may reasonably request to evidence such release; and (iii) in the case of a replacement upon an Event of Loss, the Collateral Agent shall assign to the Company (or if directed by the Company, the insurers having made payment in respect of the applicable Event of Loss) all claims the Collateral Agent may have against any other Person arising from the Event of Loss and the Company shall receive all insurance proceeds (other than those reserved to others under Section 3.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and Replacement Engines, if any, as provided in Section 3.05(d).

(c) Conditions to Airframe and Engine Replacement. The Company’s right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 3.05(a)(i) shall be subject to the fulfillment, at the Company’s sole cost and expense, in addition to the conditions contained in such Section 3.05(a)(i), of the following conditions precedent:

(i) on the date when the Replacement Airframe and Replacement Engines, if any, is subjected to the Lien of this C Mortgage (such date being referred to in this Section 3.05 as the “Replacement Closing Date”), an executed counterpart of each of the following documents (or, in the case of the FAA bill of sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Collateral Agent:

(A) a C Mortgage Supplement covering the Replacement Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 3.02(d), as the case may be;

(B) an FAA bill of sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe executed by the former owner thereof in favor of the Company;

(C) a full warranty (as to title) bill of sale, covering the Replacement Airframe and Replacement Engines, if any, executed by the former

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owner thereof in favor of the Company (or, at the Company’s option, other evidence of the Company’s ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Collateral Agent); and

(D) Uniform Commercial Code financing statements and registrations with the International Registry (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and Replacement Engines, if any, may be registered in accordance with Section 3.02(d)) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Airframe and Replacement Engines, if any;

(ii) the Replacement Airframe and Replacement Engines, if any, shall be of the same model as such Airframe or Engines, as the case may be, or an improved model of such aircraft or engines of the manufacturer thereof, shall have a value and utility (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to, and be in as good operating condition and repair as, any Airframe and any Engines replaced (assuming such Airframe and Engines had been maintained in accordance with this C Mortgage);

(iii) the Collateral Agent (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 3.06 with respect to the Replacement Airframe and Replacement Engines, if any;

(iv) on the Replacement Closing Date, (A) the Company shall cause the Replacement Airframe and Replacement Engines, if any, to be subject to the Lien of this C Mortgage free and clear of Liens (other than Permitted Liens), (B) the Replacement Airframe shall have been duly certified by the FAA or other applicable Aviation Authority as to type and airworthiness in accordance with the terms of this C Mortgage, (C) application for registration of the Replacement Airframe in accordance with Section 3.02(d) shall have been duly made with the FAA or other applicable Aviation Authority and the Company shall have authority to operate the Replacement Airframe and Replacement Engines, if any, and (D) the International Interest of this C Mortgage with respect to the Replacement Airframe and the Replacement Engines, if any, shall have been registered with the International Registry and, if the bill of sale referred to in (i)(C) above constitutes a “contract of sale” under the Cape Town Convention, such contract of sale with respect to the Replacement Airframe and the Replacement Engine, if any, shall have been registered with the International Registry;

(v) the Collateral Agent at the expense of the Company, shall have received (A) an opinion of counsel to the Company, or other counsel satisfactory to the Collateral Agent, addressed to the Collateral Agent, to the effect that the Replacement Airframe and Replacement Engines, if any, has or have duly been made subject to the Lien of this C Mortgage, and Collateral Agent will be entitled to the benefits of

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Section 1110 with respect to the Replacement Airframe and Replacement Engines, if any, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Collateral Agent, and (B) an opinion of Company’s aviation law counsel reasonably satisfactory to and addressed to Collateral Agent as to the due registration of any such Replacement Airframe and the due filing for recordation of each C Mortgage Supplement with respect to such Replacement Airframe and Replacement Engines, if any, under the Act or such other applicable law of the jurisdiction other than the United States in which the Replacement Airframe is to be registered in accordance with Section 3.02(d), as the case may be, and the registrations with the International Registry of the interests specified in clause (iv)(D) above with respect to the Replacement Airframe and Replacement Engine, if any; and

(vi) the Company shall have furnished to the Collateral Agent a certificate signed by a duly authorized officer of the Company or by a qualified aircraft engineer (who may be an employee of the Company) or an appraiser reasonably acceptable to the Collateral Agent certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to any Airframe and any Engines so replaced (assuming that such Airframe and Engines had been maintained in accordance with this C Mortgage).

(d) Payments Received on Account of an Event of Loss. Any amounts up to the Agreed Value, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by Collateral Agent or the Company from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

(i) if such amounts are received with respect to any Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by the Company with the applicable terms of Section 3.05(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Company;

(ii) if such amounts are received with respect to an Engine (other than an Engine installed on an Airframe at the time such Airframe suffers an Event of Loss), upon compliance by the Company with the applicable terms of Section 3.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Company;

(iii) if such amounts are received, in whole or in part, with respect to an Airframe, and the Company makes, has made or is deemed to have made the election set forth in Section 3.05(a)(ii), such amounts shall be applied as follows:

first, if the sum described in Section 3.05(a)(ii) has not then been paid in full by the Company, such amounts shall be paid to Collateral Agent to the extent necessary to pay in full such sum; and

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second, the remainder, if any, shall be paid to Company.

Any amounts in excess of the Agreed Value received in connection with an Event of Loss shall be paid to the Company.

Any insurance, condemnation or other proceeds which result from an Event of Loss that are paid to the Collateral Agent and have not been applied pursuant to this Section 3.05(d) shall be held by the Collateral Agent as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 7.08 hereof) as additional security for the obligations of the Company under the Transaction Documents and such proceeds (and such investment earnings) shall be applied in accordance with this Section 3.05(d).

(e) Requisition for Use. In the event of a requisition for use by any Government Entity of any Airframe, Engine or Spare Engine, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this C Mortgage, the Company shall promptly notify the Collateral Agent of such requisition and all of the Company’s obligations under this C Mortgage shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Company shall have been prevented or delayed by such requisition; provided that the Company’s obligations under this Section 3.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 3.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 3.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Collateral Agent or the Company or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of a Spare Engine or of an Engine resulting from the requisition for use by a Government Entity of such Engine (but not an Airframe), the Company will replace such Engine or Spare Engine hereunder by complying with the terms of Section 3.04(e) and any payments received by the Collateral Agent or the Company from such Government Entity with respect to such requisition shall be paid over to, or retained by, the Company.

(f) Certain Payments to be Held As Security. Any amount referred to in this Section 3.05 or Section 3.06 which is payable or creditable to, or retainable by, the Company shall not be paid or credited to, or retained by the Company if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Collateral Agent as security for the obligations of the Company under this C Mortgage and the Transaction Documents, and at such time as there shall not be continuing any such Special Default or Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 7.08 shall to the extent not theretofore applied as provided herein, be paid over to the Company.

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Section 3.06. Insurance.

(a) Obligation to Insure. The Company shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b) Insurance for Own Account. Nothing in Section 3.06 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Annex B with higher coverage than those specified in Annex B, or (b) the Collateral Agent or any other Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.06 and Annex B.

(c) Indemnification by Government in Lieu of Insurance. The Collateral Agent agrees to accept, in lieu of insurance against any risk with respect to each Aircraft and Spare Engine described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Collateral Agent, other Government Authority, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Company (or any Permitted Lessee) may continue to maintain, in accordance with this Section 3.06, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.06.

(d) Application of Insurance Proceeds. As between Company and Collateral Agent, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Aircraft, any Engine or any Spare Engine under policies required to be maintained by Company pursuant to this Section 3.06 will be applied in accordance with Section 3.05(d). All proceeds of insurance required to be maintained by the Company, in accordance with Section 3.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to any Aircraft, Airframe, Engine or Spare Engine will be applied in accordance with Annex B hereto.

(e) Application of Payments During Existence of a Special Default or Event of Default. Any amount described in this Section 3.06 that is payable or creditable to, or retainable by, the Company shall not be paid or credited to, or retained by, the Company if at the time such payment, credit or retention would otherwise occur a Special Default or Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Collateral Agent as security for the obligations of the Company under the Transaction Documents and shall be invested pursuant to Section 7.08 hereof. At such time as there shall not be continuing any Special Default or Event of Default, such amount and any gains thereon shall be paid to the Company to the extent not previously applied in accordance with this C Mortgage or the other Transaction Documents.

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Section 3.07. Filings; Change of Office.

(a) The Company, at its sole cost and expense, will cause the FAA Filed Documents with respect to each Airframe, Engine and Spare Engine, the Financing Statements with respect to each Airframe, Engine and Spare Engine, and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Company, or change in its state of incorporation) in respect of such Financing Statements, to be prepared and duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to such FAA Filed Documents) or the UCC.

(b) The Company will give the Collateral Agent timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable law to prevent lapse of perfection) of any change of (x) its “location” (as such term is used in Section 9-307 of the UCC) from its then present location or (y) its legal name and will promptly take any action required by Section 3.07(a) as a result of such relocation or change of its legal name.

Section 3.08. Indenture Obligations.

The Company agrees to perform and observe all of the agreements, covenants and obligations of the Company set forth in the Indenture (including, without limitation, the payment in full of the principal of, interest on and all other amounts owing in respect of the Securities), the Securities and the other Transaction Documents (it being understood that this Section 3.08 shall not restrict the ability to amend or supplement, or waive compliance with, any Transaction Document in accordance with its terms).

ARTICLE IV

REMEDIES

Section 4.01. Remedies. If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Collateral Agent may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the UCC or by other applicable law (including the Cape Town Convention, to the extent applicable) and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Company and all persons claiming under it wholly or partly therefrom and may sell the Collateral as a whole or in part from time to time; provided, that the Collateral Agent shall give the Company twenty days’ prior written notice of its intention to sell any Collateral. Without limiting any of the foregoing, it is understood and agreed that the Collateral Agent may exercise any right of sale, lease or other disposition of any Collateral available to it, even though it shall not have taken possession of such Collateral and shall not have possession thereof at the time of such sale, and may pursue all or part of the Collateral wherever it may be found and may enter any of the premises of the Company wherever the Collateral may be or is supposed to be and

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search for the Collateral and take possession of and remove the Collateral. In addition, the Collateral Agent and each of the Secured Parties shall have a right after the occurrence and during the continuance of an Event of Default to inspect each Aircraft, Engine and Spare Engine and the Aircraft Documents and Spare Engine Documents in accordance with Section 3.03, and the Company shall bear the reasonable costs thereof, as set forth in Section 3.03(d). Promptly after the occurrence of an Event of Default, the Company will provide to the Collateral Agent (with a copy to S&P at its offices at [-], Attention: [-] and to Moody’s at its offices at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, Attention: Jonathan Root) a statement setting forth the following information with respect to each Aircraft and Spare Engine: (A) whether such Aircraft is currently in service or parked in storage, (B) the maintenance status of such Aircraft or Spare Engine and (C) the location of each of the Engines and Spare Engines.

Section 4.02. Return of Collateral, Etc.

(a) If an Event of Default shall have occurred and be continuing and the unpaid Accreted Principal on any Security, together with interest accrued thereon, have become due and payable in accordance with Section 6.02 of the Indenture, at the request of the Collateral Agent, the Company shall promptly execute and deliver to the Collateral Agent such instruments of title and other documents as the Collateral Agent may deem necessary or advisable to enable the Collateral Agent or an agent or representative designated by the Collateral Agent, at such time or times and place or places as the Collateral Agent may specify, to obtain possession of all or any part of the Collateral to which the Collateral Agent shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Collateral Agent, the Collateral Agent may (i) obtain a judgment conferring on the Collateral Agent the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Collateral Agent, to the entry of which judgment the Company hereby specifically consents to the fullest extent permitted by Law and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of the Company wherever such Collateral may be or is supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this C Mortgage.

(b) Upon every such taking of possession, the Collateral Agent may, from time to time, at the expense of the Company, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Collateral Agent shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Company relating to the Collateral, as the Collateral Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Collateral Agent may determine, and the Collateral Agent shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this

[C Mortgage and Security Agreement]

C Mortgage to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this C Mortgage, as well as just and reasonable compensation for the services of the Collateral Agent, and of all persons properly engaged and employed by the Collateral Agent with respect hereto.

(c) To the extent permitted by applicable Law, the Collateral Agent and each other Secured Party may be a purchaser of the Collateral or any part thereof or any interest therein at any such sale thereof, whether pursuant to foreclosure or power of sale or otherwise. The Collateral Agent or any other Secured Party, upon any such purchase, shall acquire good title to the property so purchased, to the extent permitted by applicable Law, free of the Company’s rights of redemption. The Holders, or the Collateral Agent on their behalf, shall be entitled, at any sale or similar disposition of Collateral pursuant to the exercise of remedies, to credit against any purchase price bid at such sale by such Holder all or any part of the unpaid Obligations owing to such Holders.

(d) Upon any sale of the Collateral or any part thereof or interest therein pursuant hereto, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the official making the sale by judicial proceeding or of the Collateral Agent shall be sufficient discharge to the purchaser for the purchase money and neither such official nor such purchaser shall be obligated to see to the application thereof.

(e) Any sale of the Collateral or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall be a perpetual bar against the Company, after the expiration of the period, if any, during which such Person shall have the benefit of redemption laws which may not be waived as provided above.

(f) Any sale or other conveyance of any Collateral or any interest therein by the Collateral Agent made pursuant to the terms of this C Mortgage shall bind the Company and the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Company and the other Secured Parties in and to such Collateral. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Collateral Agent.

Section 4.03. Remedies Cumulative. Each and every right, power and remedy given to the Collateral Agent specifically or otherwise in this C Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or

[C Mortgage and Security Agreement]

hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Collateral Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Collateral Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

Section 4.04. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this C Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Company and the Collateral Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Company or the Collateral Agent shall continue as if no such proceedings had been instituted.

Section 4.05. Appointment of Receiver. The Collateral Agent shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Collateral Agent or any successor or nominee thereof) for all or any part of the Collateral after the occurrence and during the continuance of an Event of Default, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Company hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Collateral Agent with respect to the Collateral.

Section 4.06. The Collateral Agent Authorized to Execute Bills of Sale, Etc. The Company irrevocably appoints, while an Event of Default has occurred and is continuing, the Collateral Agent the true and lawful attorney-in-fact of the Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this C Mortgage, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate or entering into any agreement described in Section 4.02(b), with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Collateral Agent or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Collateral Agent or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

Section 4.07. Limitations Under CRAF. Notwithstanding the provisions of this Article IV, during any period that any Aircraft, any Airframe or any Engine or any Spare Engine is subject to CRAF in accordance with the provisions of Section 3.02(b)(vi) and in the possession of the U.S. Government, the Collateral Agent shall not, as a result of any Event of Default,

[C Mortgage and Security Agreement]

exercise its remedies hereunder in such manner as to limit the Company’s control under this C Mortgage (or any Permitted Lessee’s control under any Permitted Lease) of such Aircraft, such Airframe or such Engine, unless at least 30 days’ (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by the Collateral Agent by registered or certified mail to the Company (and any Permitted Lessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing the Company’s (or any Permitted Lessee’s) participation in CRAF with respect to such Aircraft, such Airframe or such Engine or Spare Engine.

ARTICLE V

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

Section 5.01. Payments Prior to Event of Default. Subject to Section 5.02, if the Collateral Agent shall receive any payment of principal (including, for this purpose, Accreted Principal) or interest on the Securities, it shall distribute such funds to the Paying Agent for payment to the Holders entitled thereto in accordance with the terms of the Indenture and the Securities.

Section 5.02. Payments After Event of Default. Except as otherwise provided in Section 5.03 hereof, all payments received from the Company or otherwise on account of the Secured Obligations and amounts held or realized by the Collateral Agent (including any amounts realized by the Collateral Agent from the exercise of any remedies pursuant to Article IV hereof), in each case after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Collateral Agent as part of the Collateral, shall be applied in accordance with Section 6.10 of the Indenture; provided that, notwithstanding the provisions of Section 6.10 of the Indenture, after an Event of Default shall have occurred and be continuing and the Maturity of the Securities has been accelerated pursuant to Section 6.02 of the Indenture, such payments or amounts then held by the Collateral Agent as part of the Collateral shall be applied as follows under clause “Second” of Section 6.10 of the Indenture: Second: (i) first, to Holders for amounts due and unpaid on the Securities for interest (including all interest on any applicable amounts accruing at the Post-Acceleration Rate) ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest and (ii) second, any remaining amounts to Holders for amounts due and unpaid on the Securities for Accreted Principal ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Accreted Principal.

Section 5.03. Certain Payments.

(a) Any payments received by the Collateral Agent for which no provision as to the application thereof is made in this C Mortgage and for which such provision is made in the Indenture or any other Transaction Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Indenture or such other Transaction Document, as the case may be.

[C Mortgage and Security Agreement]

(b) Notwithstanding anything to the contrary contained in this Article V, the Collateral Agent will distribute promptly upon receipt by it of any indemnity payment from the Company directly to the Person entitled thereto.

ARTICLE VI

DUTIES OF THE COLLATERAL AGENT

Section 6.01. Notice of Event of Default; Action Upon Event of Default. If the Collateral Agent has knowledge of an Event of Default, the Collateral Agent shall promptly give notice of such Event of Default to the Secured Parties and to the Company. The Collateral Agent shall take such action, or refrain from taking such action, with respect to such Event of Default (including with respect to the exercise of any rights or remedies hereunder), only as the Trustee shall instruct the Collateral Agent in writing. For all purposes of this C Mortgage, in the absence of knowledge by a Responsible Officer, the Collateral Agent shall not be deemed to have knowledge of a Default, an Event of Default or an Event of Loss unless notified in writing by the Company or any other Secured Party.

Section 6.02. Action Upon Instructions. Subject to the terms of this Article VI, upon the written instructions at any time of the Trustee, the Collateral Agent shall promptly (i) give such notice, direction, consent, waiver or approval, or exercise such right, remedy or power hereunder in respect of all or any part of the Collateral, or (ii) take such other action in accordance with the terms hereof, the Indenture and the other Transaction Documents as shall be specified in such instruction. The Collateral Agent will execute such continuation statements with respect to Financing Statements relating to the security interest created hereunder in the Collateral as the Trustee may specify from time to time in written instructions, which instructions shall be accompanied by the form of continuation statement to be executed by the Collateral Agent, such continuation statement to be filed by either the Collateral Agent or the Company. The Collateral Agent shall not be liable to the Company with respect to any action taken or omitted to be taken by it hereunder, except for any actions or omissions constituting the gross negligence or willful misconduct of the Collateral Agent.

Section 6.03. Indemnification. The Collateral Agent shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), Section 6.02 or Article IV or to take any action or refrain from taking any action at the direction or instructions of the Trustee under any other Section hereof, the Indenture or under any other Transaction Document unless it shall have received indemnification against any risks or costs incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs which may be incurred by it in connection therewith.

Section 6.04. No Duties Except as Specified in C Mortgage or Instructions. The Collateral Agent shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with any of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this C Mortgage, except as expressly

[C Mortgage and Security Agreement]

provided by the terms of this C Mortgage or as expressly provided in written instructions received pursuant to the terms of Section 6.01 or 6.02; and no implied duties or obligations shall be read into this C Mortgage, the Indenture or the other Transaction Documents against the Collateral Agent. The Collateral Agent agrees that it will in its individual capacity and at its own costs and expense (but without any right of indemnity in respect of any such cost or expense under Section 6.08 hereof) promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the administration of the Collateral or any other transaction pursuant to this C Mortgage or any document included in the Collateral.

Section 6.05. No Action Except Under C Mortgage or Instructions. The Collateral Agent agrees that it will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with any Airframe, Engine or Spare Engine or other property constituting part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, the Collateral Agent pursuant to this C Mortgage, the Indenture and the other Transaction Documents and in accordance with the express terms hereof and thereof.

Section 6.06. Reports, Notices, Etc. The Collateral Agent will furnish to the other Secured Parties, promptly upon receipt thereof, duplicates or copies of all reports, opinions, notices, requests, demands, certificates, financial statements and other instruments furnished to the Collateral Agent, to the extent that the same shall not have been otherwise furnished to the other Secured Parties pursuant to this C Mortgage, the Indenture or any other Transaction Document; provided, the failure of the Collateral Agent to furnish the other Secured Parties with such duplicates or copies shall not impair or affect the validity of any such report, opinion, notice, request, demand, certificate, financial statement or other instrument. The Collateral Agent’s sole responsibility with respect to such reports, opinions, notices, requests, demands, certificates, financial statements and other instruments shall be to furnish them to the other Secured Parties to the extent provided in this Section.

Section 6.07. No Charges. The Collateral Agent agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Company of funds to, through or by the Collateral Agent pursuant to the Indenture or any other Transaction Document, except as may be otherwise agreed in writing by the Company.

Section 6.08. Scope of Indemnification. The Collateral Agent shall be indemnified by the Company to the extent and in the manner provided in Section 6 of the Underwriting Agreement.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.01. Acceptance of Duties. The Collateral Agent accepts the duties created pursuant to Article VI of this C Mortgage. The Collateral Agent shall have no liability hereunder, under the Indenture or under any other Transaction Document except as provided in Article VI of this C Mortgage.

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Section 7.02. Absence of Duties. Except in accordance with written instructions, requests or consents furnished pursuant to Sections 6.01, 6.02 or 9.01 and except as provided in, and without limiting the generality of, Section 6.04, the Collateral Agent shall have no duty (a) to see to any recording or filing of this C Mortgage or any other document, or to see to the maintenance of any such recording or filing, (b) to see to any insurance on any Aircraft, Engine or Spare Engine or to effect or maintain any such insurance, whether or not the Company shall be in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of the Company, (d) to inspect any Spare Engine at any time or ascertain or inquire as to the performance or observance of any of the Company’s covenants under this C Mortgage with respect to any Aircraft, Engine or Spare Engine or (e) to give any consent, make any election or determination or exercise any discretion, it being understood that, except as otherwise expressly provided herein, the duties of the Collateral Agent hereunder, under the Indenture and under any other Transaction Document shall be wholly ministerial in nature.

Section 7.03. No Representations or Warranties as to any Collateral or Documents. The Collateral Agent shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this C Mortgage, the Indenture, the Securities, any C Mortgage Supplement, any other Transaction Document or any other document or instrument, or as to the correctness of any statement (other than a statement by the Collateral Agent) contained herein or therein.

Section 7.04. No Segregation of Moneys; No Interest. Subject to Section 7.08, no moneys received by the Collateral Agent hereunder need be segregated in any manner except to the extent required by law, and any such moneys may be deposited under such general conditions for the holding of trust funds as may be prescribed by law applicable to the Collateral Agent, and, except as otherwise provided herein or as agreed in writing by the Collateral Agent, the Collateral Agent shall not be liable for any interest thereon; provided that any payments received or applied hereunder by the Collateral Agent shall be accounted for by the Collateral Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

Section 7.05. Reliance; Advice of Counsel. The Collateral Agent shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by the Collateral Agent to be genuine and reasonably believed by it to be signed by the proper party or parties as provided in Section 7.02 of the Indenture.

Section 7.06. Capacity in Which Acting. The Collateral Agent has entered into this C Mortgage in its capacity as agent for the other Secured Parties. In performing its functions and duties hereunder, the Collateral Agent shall act solely as an agent of the other Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Company or any of its successors and assigns.

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Section 7.07. Compensation and Reimbursement. The Company agrees:

(a) to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder, under the Indenture or under any other Transaction Document as separately agreed between them; and

(b) except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this C Mortgage, the Indenture or any other Transaction Document (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith.

provided that, the Collateral Agent agrees that it shall have no rights against the Holders for any fee as compensation for its services as collateral agent under this C Mortgage.

Section 7.08. Investment of Security Funds. Any monies paid to or received by the Collateral Agent which are required to be paid to the Company or applied for the benefit of the Company, but which the Collateral Agent is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Special Default or an Event of Default), shall, until paid to the Company or applied as provided herein, be invested by the Collateral Agent at the written authorization and direction of the Company (except when a Special Default or an Event of Default has occurred and is continuing or when the Company fails to give the Collateral Agent such written authorization and direction, during which time the Collateral Agent shall invest such funds in accordance with its automated cash investment system) from time to time at the sole expense and risk of the Company in Investment Securities. All Investment Securities held by the Collateral Agent shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Collateral Agent or (b) held in an Eligible Account. There shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless a Special Default or an Event of Default shall have occurred and be continuing. The Collateral Agent shall not be liable for any loss relating to any Investment Security made pursuant to this Section 7.08. The Company will promptly pay to the Collateral Agent, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

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ARTICLE VIII

SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE

AND OTHER DOCUMENTS

Section 8.01. Amendments. Except as set forth in Section 8.02, no amendment or modification hereof shall be effective unless signed by the Company and the Collateral Agent (at the written direction of the Trustee).

Section 8.02. No Request Necessary for a C Mortgage Supplement. No written request or consent of the Holders or the Trustee shall be required to enable the Collateral Agent to execute and deliver a C Mortgage Supplement specifically required by the terms hereof, the Indenture or any other Transaction Document.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Termination of C Mortgage. Upon (or at any time after) payment in full of the Secured Obligations (provided that no Default or Event of Default shall have occurred and be continuing), then upon request of the Company, the Collateral Agent shall execute and deliver to or as directed in writing by the Company an appropriate instrument furnished to it by the Company releasing the Aircraft, Engines and Spare Engines, as the case may be, and all other Collateral from the Lien of the C Mortgage and, in such event, this C Mortgage shall terminate and be of no further force or effect; provided that, this C Mortgage and the Lien created hereby shall earlier terminate and this C Mortgage shall be of no further force or effect upon any sale or other final disposition by the Collateral Agent of all property constituting part of the Collateral and the final distribution by the Collateral Agent of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. In connection with any release of the Collateral pursuant to the first sentence of this Section 9.01, the Collateral Agent shall, at the Company’s expense, procure the discharge of the Lien (including any International Interests) granted under this C Mortgage in the Aircraft, Engines and Spare Engines, as the case may be. Except as aforesaid otherwise provided and as provided elsewhere herein, this C Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 9.02. Bankruptcy. It is the intention of the parties that the Collateral Agent shall be entitled to the benefits of Section 1110 with respect to the financing of any Aircraft, Engines or Spare Engines under the Indenture and the other Transaction Documents in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof, the Indenture or any other pertinent Transaction Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

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Section 9.03. No Legal Title to Collateral in Secured Parties. No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of a Security or other right, title and interest of any Secured Party in and to the Collateral or hereunder shall operate to terminate this C Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

Section 9.04. Sale of Collateral by Collateral Agent Is Binding. Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Collateral Agent made pursuant to the terms of this C Mortgage shall bind the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Company, and the other Secured Parties in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Collateral Agent.

Section 9.05. C Mortgage for Benefit of the Company, Collateral Agent and Secured Parties. Nothing in this C Mortgage, whether express or implied, shall be construed to give any Person other than the Company, the Collateral Agent and the other Secured Parties any legal or equitable right, remedy or claim under or in respect of this C Mortgage, except that the Persons referred to in the last paragraph of Section 3.02(b) shall be third party beneficiaries of such paragraph.

Section 9.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this C Mortgage to be made, given, furnished or filed shall be in writing in the English language, personally delivered, sent by recognized overnight carrier or mailed by certified mail, postage prepaid, or by facsimile, and (i) if to the Company, addressed to it at 77 W. Wacker Drive, Chicago, Illinois 60601, Attention: Vice President and Treasurer, facsimile: (312) 997-8333 or (ii) if to the Collateral Agent or the Trustee, addressed to it at its office 299 South Main Street, Salt Lake City, UT 84111, Attention: Corporate Trust Services, facsimile number (801) 246-5053. Whenever any notice in writing is required to be given by the Company or the Collateral Agent to the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received at such address. Any of the foregoing Persons may change the address or telefax number to which notices to such party will be sent by giving notice of such change to the other Persons.

Section 9.07. Severability. Any provision of this C Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, to the fullest extent permitted by law. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, to the fullest extent permitted by law.

[C Mortgage and Security Agreement]

Section 9.08. No Oral Modification or Continuing Waivers. No term or provision of this C Mortgage may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Collateral Agent. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 9.09. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto, the other Secured Parties and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Secured Party shall bind the successors and assigns of such Secured Party.

Section 9.10. Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.11. Governing Law; Submission to Jurisdiction; Venue.

(a) THIS C MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Any legal action or proceeding with respect to this C Mortgage may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this C Mortgage, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this C Mortgage brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 9.06, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of either party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

(b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this C Mortgage brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

[C Mortgage and Security Agreement]

Section 9.12. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS C MORTGAGE OR ANY MATTER ARISING HEREUNDER.

Section 9.13. Counterparts. This C Mortgage may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

*    *    *

[C Mortgage and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this C Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

UNITED AIR LINES, INC.

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[C Mortgage and Security Agreement]

ANNEX A

DEFINED TERMS

“Act” means part A of subtitle VII of title 49, United States Code.

“Additional Insured” means the Trustee, the Collateral Agent and each Holder.

“Agreed Value” has the meaning set forth on Schedule 2 hereto.

“Aircraft” shall mean an Airframe (or any Replacement Airframe), together with its related Engines, whether or not any of such Engines may from time to time be installed on such Airframe or on any other Airframe or airframe.

“Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by (i) the FAA per Federal Aviation Regulation FAR 121.380A (or successor regulation) and any other relevant regulation promulgated by the FAA which is applicable to Company as an operator under Federal Aviation Regulation FAR 121 or (ii) the relevant Aviation Authority, to be transferred with respect to the Aircraft, Airframes, Engines or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made prior to the release of the Lien of the C Mortgage, or required to be made prior to the release of the Lien of the Indenture, by the regulations of the FAA or the relevant Aviation Authority, and in each case in whatever form and by whatever means or medium (including, without limitation, paper, CD-ROM or computer disk) such materials may be maintained or retained by or on behalf of Company (provided, that all such materials shall be maintained in the English language).

“Airframe” means (a) an aircraft (excluding Engines or engines from time to time installed thereon) identified by airframe manufacturer’s model number, United States registration number and airframe manufacturer’s serial number set forth in the initial C Mortgage Supplement for such Airframe and any Replacement Airframe and (b) any and all Parts. Upon substitution of a Replacement Airframe under and in accordance with the C Mortgage, such Replacement Airframe shall become subject to the C Mortgage and shall be an “Airframe” for all purposes of the C Mortgage and the other Transaction Documents and thereupon the Airframe for which the substitution is made shall no longer be subject to the C Mortgage, and such replaced Airframe shall cease to be an “Airframe.”

“Aviation Authority” means the FAA or, if any Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 3.02(d) of the C Mortgage and Annex C to the C Mortgage, such other Government Entity.

“C Mortgage” means this C Mortgage and Security Agreement.

ANNEX A

[C Mortgage and Security Agreement]

“C Mortgage Supplement” means a C Mortgage Supplement, substantially in the form of Exhibit A to this C Mortgage, with appropriate modifications to reflect the purpose for which it is being used.

“Cape Town Convention” shall mean the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa on November 16, 2001 as in effect in the United States.

“Closing Date” shall mean each date of a C Mortgage Supplement.

“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Collateral Agent, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the UCC), (d) the Collateral Agent shall be the “entitlement holder” (as defined in Section 8-102(7) of the UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Collateral Agent to the exclusion of the Company, (f) it will waive or subordinate in favor of the Collateral Agent all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment) and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s of at least A3 or its equivalent and from S&P of at least A- or its equivalent.

“Engine” means (a) each of the engines identified by engine manufacturer’s model number and engine manufacturer’s serial number set forth in the initial C Mortgage Supplement for such Engine or related Aircraft, and any Replacement Engine, in any case whether or not from time to time installed on an Airframe or installed on any other airframe or aircraft, and (b) any and all Parts. Upon substitution of a Replacement Engine under and in accordance with the C Mortgage, such Replacement Engine shall become subject to the C Mortgage and shall be an “Engine” for all purposes of the C Mortgage and the other Transaction Documents and thereupon the Engine for which the substitution is made shall no longer be subject to the C Mortgage, and such replaced Engine shall cease to be an “Engine.”

ANNEX A

[C Mortgage and Security Agreement]

“Event of Default” has the meaning set forth in Section 6.01 of the Indenture.

“Event of Loss” means, with respect to any Aircraft, Airframe or any Engine or Spare Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

(a)	the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use;

(b)	the actual or constructive total loss of such property or any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(c)	any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

(d)	any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government or any government of registry of the Aircraft or agency or instrumentality thereof) for a period exceeding 180 consecutive days;

(e)	as a result of any law, rule, regulation, order or any other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of any Aircraft, the use of such property in the normal course of Company’s business of passenger air transportation is prohibited for a period of 180 consecutive days, unless Company (or any Permitted Lessee), prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Company, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Company’s entire U.S. fleet of such property and Company (or such Permitted Lessee), prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of such Aircraft by Company, but in any event if such use shall have been prohibited for a period of three years; or

(f)	the requisition for the use by any government of registry of any Aircraft (other than the U.S. Government) or any instrumentality or agency thereof, which shall have occurred and shall have continued for more than 180 days.

ANNEX A

[C Mortgage and Security Agreement]

An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to an Airframe.

“FAA” means the Federal Aviation Administration of the United States or any Government Authority succeeding to the functions of such Federal Aviation Administration.

“FAA Filed Documents” means the C Mortgage and any C Mortgage Supplement thereto.

“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Transaction Documents or relating to the observance or performance of the obligations of any of the parties to the Transaction Documents.

“International Interest” is defined in the Cape Town Convention.

“International Registry” means the international registry located in Dublin, Ireland, established pursuant to the Cape Town Convention.

“Investment Security” means (a) any bond, note or other obligation which is a direct obligation of or guaranteed by the U.S. or any agency thereof; (b) any obligation which is a direct obligation of or guaranteed by any state of the U.S. or any subdivision thereof or any agency of any such state or subdivision, and which has the highest rating published by Moody’s or S&P; (c) any commercial paper issued by a U.S. obligor and rated at least P-1 by Moody’s or A-1 by S&P; (d) any money market investment instrument relying upon the credit and backing of any bank or trust company which is a member of the Federal Reserve System and which has a combined capital (including capital reserves to the extent not included in capital) and surplus and undivided profits of not less than $250,000,000 (including the Collateral Agent and its Affiliates if such requirements as to Federal Reserve System membership and combined capital and surplus and undivided profits are satisfied), including, without limitation, certificates of deposit, time and other interest-bearing deposits, bankers’ acceptances, commercial paper, loan and mortgage participation certificates and documented discount notes accompanied by irrevocable letters of credit and money market fund investing solely in securities backed by the full faith and credit of the United States; or (e) repurchase agreements collateralized by any of the foregoing.

“Indenture” means the “Indenture” as described in the first WHEREAS clause to this C Mortgage.

ANNEX A

[C Mortgage and Security Agreement]

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lien” means any mortgage, lien, pledge, charge, claim, encumbrance, lease or other security interest or any preferential arrangement that has the practical effect of creating a security interest.

“Minimum Liability Insurance Amount” has the meaning set forth on Schedule 2 hereto.

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (excluding (a) Spare Engines, Engines or engines, (b) any items leased by Company from a third party, (c) Passenger Convenience Equipment and (d) cargo containers) that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or any Spare Engine, and any of the foregoing removed from the Airframe or any Engine or any Spare Engine unless title thereto shall cease to be vested in Company or the Lien of the C Mortgage shall not be applicable to such Part, in each case, in accordance with Section 3.04 of the C Mortgage.

“Passenger Convenience Equipment” means components or systems installed on or affixed to an Airframe that are used to provide telecommunications services or electronic entertainment to passengers aboard an Aircraft.

“Paying Agent” has the meaning assigned thereto in Section 2.03 of the Indenture.

“Permitted Air Carrier” means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by the Trustee or (iv) any U.S. Certificated Air Carrier.

“Permitted Country” means any country listed on Schedule 1 to the C Mortgage.

“Permitted Foreign Air Carrier” means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to an Aircraft under the applicable Laws of such Permitted Country.

“Permitted Lease” is a lease permitted under Section 3.02(b)(ix) hereof.

“Permitted Lessee” has the meaning set forth in Section 3.02(b)(ix) hereof.

“Permitted Lien” means (a) the rights of Collateral Agent under the Transaction Documents, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to Collateral Agent; (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 3.02(b) of the C Mortgage; (d) Liens of Taxes of the

ANNEX A

[C Mortgage and Security Agreement]

Company (and its U.S. federal tax law consolidated group) or which are assessed with respect to or against any Aircraft or Spare Engine, either not yet delinquent or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe, or any Engine or Spare Engine or the interest of Collateral Agent therein or impair the Lien of the C Mortgage; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe, or any Engine or the interest of Collateral Agent therein or impair the Lien of the C Mortgage; (f) Liens arising out of any judgment or award against Company (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe, or any Engine or the interest of Collateral Agent therein or impair the Lien of the C Mortgage; (g) salvage or similar rights of insurers under policies required to be maintained by Company under Section 3.06 of the C Mortgage; and (h) any other Lien with respect to which Company (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Collateral Agent.

“Pledged Agreement” means each contract, agreement or instrument included in the Collateral.

“Replacement Airframe” means any airframe substituted for an Airframe pursuant to Article III of the C Mortgage.

“Replacement Engine” means an engine substituted for an Engine or Spare Engine, as the case may be, pursuant to Article III of the C Mortgage.

“SEC” means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

“Secured Obligations” means the “Obligations” as defined in the Indenture.

“Securities Account” is defined in Section 2.16 of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” is defined in Section 2.16 of the Indenture.

“Spare Engine” means each of the engines identified by the engine manufacturer’s model number and serial number set forth in the initial C Mortgage Supplement for such Spare Engine and any Replacement Engine and any and all Parts. Upon substitution of a Replacement Engine under and in accordance with the C Mortgage, such Replacement Engine shall become

ANNEX A

[C Mortgage and Security Agreement]

subject to the C Mortgage and shall be a “Spare Engine” for all purposes of the C Mortgage and the other Transaction Documents and thereupon the Spare Engine for which the substitution is made shall no longer be subject to the C Mortgage, and such replaced Spare Engine shall cease to be an “Spare Engine.”

“Spare Engine Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by (i) the FAA per Federal Aviation Regulation FAR 121.380A (or successor regulation) and any other relevant regulation promulgated by the FAA which is applicable to Company as an operator under Federal Aviation Regulation FAR 121 or (ii) the relevant Aviation Authority, to be transferred with respect to the Spare Engine; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made prior to the release of the Lien of the C Mortgage, or required to be made prior to the release of the Lien of the Indenture, by the regulations of the FAA or the relevant Aviation Authority, and in each case in whatever form and by whatever means or medium (including, without limitation, paper, CD-ROM or computer disk) such materials may be maintained or retained by or on behalf of Company (provided, that all such materials shall be maintained in the English language).

“Special Default” means the occurrence of any Default referred to in Section 6.01(i), (ii), (ix) and (x) of the Indenture.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 States and the District of Columbia of the United States of America.

“U.S. Certificated Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“Wet Lease” means any arrangement whereby Company (or any Permitted Lessee) agrees to furnish an Airframe and Engines or engines installed thereon to a third party pursuant to which the Airframe and such Engines or engines (i) shall remain in the operational control of Company (or such Permitted Lessee) and (ii) shall be maintained, insured and otherwise used and operated in accordance with the terms and provisions of the C Mortgage.

ANNEX A

[C Mortgage and Security Agreement]

RULES OF CONSTRUCTION

Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) words implying any gender shall apply to all genders and (6) “including” means including without limitation.

ANNEX A

[C Mortgage and Security Agreement]

ANNEX B

INSURANCE

A. Bodily Injury Liability and Property Damage Liability Insurance.

1. Except as provided in paragraph 2 of this Section A or Section 3.06(c) of the C Mortgage, and subject to the self insurance to the extent permitted by Section D hereof, Company will at all times carry and maintain or cause to be carried and maintained, at no expense to any Additional Insured, on a non-discriminatory basis, comprehensive airline liability insurance, including passenger legal liability, bodily injury liability, property damage liability and contractual liability (exclusive of manufacturer’s product liability insurance and including, without limitation, aircraft liability war risk and allied perils insurance, if and to the extent the same is maintained by Company (or Permitted Lessee) with respect to other aircraft owned or leased, and operated by Company (or Permitted Lessee) on the same routes) with respect to the Aircraft and Spare Engine, as applicable, (a) in an amount per occurrence not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by Company of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Insurance Amount, (b) of the type and covering the same risks as from time to time applicable to aircraft and engines operated by the Company (or any Permitted Lessee) of the same type which comprise the Company’s (or such Permitted Lessee’s) fleet and (c) which is maintained in effect with insurers or reinsurers of recognized responsibility. The Company need not maintain cargo liability insurance with respect to the Aircraft, or may maintain such insurance in an amount less than the Minimum Liability Insurance Amount, as long as the amount of cargo liability insurance, if any, maintained with respect to an Aircraft is the same as the amount of such coverage which is maintained by the Company for other aircraft owned or leased, and operated, by the Company, operating on the same or similar routes.

2. During any period that an Aircraft, an Engine or a Spare Engine is on the ground and not in operation, the Company may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by paragraph 1 above, and subject to the self-insurance to the extent permitted by Section D hereof, insurance otherwise conforming to the provisions of said paragraph 1 except that (a) the amounts of coverage shall not be required to exceed the amounts of bodily injury liability and property damage liability insurance from time to time applicable to aircraft or engines, as the case may be, owned or leased by the Company (or any Permitted Lessee) of the same or similar type as the Aircraft, Engine or a Spare Engine, as the case may be, and which are on the ground and not in operation and (b) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft or engines, as the case may be, owned or leased by the Company (or any Permitted Lessee) of the same or similar type and which are on the ground and not in operation.

ANNEX B

[C Mortgage and Security Agreement]

B. Insurance Against Loss or Damage to the Aircraft.

1. Except as provided in paragraph 2 of this Section B or Section 3.06(c) of the C Mortgage, and subject to the provisions of Section D hereof permitting self-insurance, Company shall at all times carry and maintain or cause to be carried and maintained, at no expense to any Additional Insured, in effect with insurers or reinsurers of recognized responsibility all-risk aircraft hull insurance covering the Aircraft and Spare Engine and all-risk aircraft hull insurance covering Engines and Parts while temporarily removed from the Aircraft or another Aircraft in the Company’s fleet and not replaced by similar components (including, without limitation, aircraft hull war risk and allied perils insurance, if and to the extent the same is maintained by Company (or any Permitted Lessee) with respect to other aircraft and engines owned or leased, and operated by Company (or such Permitted Lessee) on the same routes); provided, that the foregoing insurance shall at all times while the Aircraft and Spare Engines, as applicable, is subject to this C Mortgage be for an amount (taking into account self-insurance to the extent permitted by Section D) not less than the Agreed Value; provided, that such all-risk property damage insurance covering Parts while temporarily removed from any Aircraft or any Engine need be obtained only to the extent available at a reasonable cost (as reasonably determined by the Company). In the case of a loss with respect to an engine (other than an Engine or Spare Engine) installed on an Airframe, Collateral Agent shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Company or any third party that is entitled to receive such proceeds.

All losses will be adjusted by Company with the insurers; provided, however, that during a period when any Special Default or Event of Default shall have occurred and be continuing, Company shall not agree to any such adjustment without the consent of the Collateral Agent.

The insurance payments for any property damage loss to any Airframe or any Engine or Spare Engine not constituting an Event of Loss with respect thereto shall be paid, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, as follows: all payments in respect of (i) losses on any Engine (under circumstances in which an Event of Loss with respect to an Airframe has not occurred) or Spare Engine less than or equal to $2,500,000 and (ii) any other losses less than or equal to $5,000,000, in each case, shall be paid to the Company (or any Permitted Lessee if directed by the Company), and (x) all payments with respect to losses on any Engine (under circumstances in which an Event of Loss with respect to an Airframe has not occurred) or Spare Engine greater than $2,500,000 up to an amount equal to the Agreed Value, (y) all payments with respect to any other losses greater than $5,000,000 up to an amount equal to the Agreed Value and (z) all payments with respect to losses received while a Special Default or Event of Default shall have occurred and be continuing, in each case, shall be paid to Collateral Agent, to be held as collateral security for the Company’s obligations hereunder, and, to the extent not theretofore applied as provided in the C Mortgage, applied to reimburse the Company for accomplishing repairs and/or replacements as required, or to pay suppliers directly for such repairs and/or replacements as directed by the Company (or any Permitted Lessee if directed by the Company). In the case of any payment to Collateral Agent (other than in respect of an Event of Loss of an Aircraft) Collateral Agent shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such

ANNEX B

[C Mortgage and Security Agreement]

payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of the Engine suffering the Event of Loss, pay the amount of such payment, and, to the extent not theretofore applied as provided in the C Mortgage, any interest or income earned thereon, to the Company or its order.

2. During any period that an Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by paragraph 1 above, and subject to the self-insurance to the extent permitted by Section D hereof, insurance otherwise conforming with the provisions of said paragraph 1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased and operated by the Company (or any Permitted Lessee) of the same type similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section D hereof, the Company shall maintain or cause to be maintained insurance against risk of loss or damage to an Aircraft in an amount at least equal to the Agreed Value during such period that such Aircraft is on the ground and not in operation.

C. Reports, Etc. The Company will furnish, or cause to be furnished, to Collateral Agent on or before the Closing Date and annually on or before the renewal dates of the Company’s (or the Permitted Lessee’s) relevant insurance policies, a report, signed by AON Risk Services of Illinois, Inc., or any other recognized independent firm of insurance brokers selected by the Company, which brokers may be regularly retained by the Company or any Permitted Lessee (the “Insurance Broker”), describing in reasonable detail the commercial hull and liability insurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that, to its knowledge, such commercial insurance complies with the terms of this Annex B provided, however, that such opinion shall not be required if the then Insurance Broker generally does not provide such an opinion or will provide such an opinion only for material additional cost. To the extent such agreement is reasonably obtainable, the Company will cause the Insurance Broker to agree to advise the Collateral Agent in writing of any default in the payment of premium and of any other act or omission on the part of the Company (or any Permitted Lessee) of which it has actual knowledge and which will invalidate or render unenforceable, in whole or in part, any commercial insurance as required by the terms hereof or cause the cancellation, termination or interruption of such insurance and to advise Collateral Agent at least thirty (30) days (seven (7) days in the case of war risk and allied perils insurance and ten (10) days in the case of nonpayment of premium) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B, provided that, if the notice period set forth above is not reasonably obtainable, the Insurance Broker shall provide for such shorter or longer period as may be obtainable in the international insurance market. In the event that the Company shall fail to maintain or cause to be maintained insurance as herein provided, Collateral Agent may, at its sole option, provide such insurance and, in such event, the Company shall, upon demand, reimburse Collateral Agent for the cost thereof.

D. Self-Insurance. Company may self-insure, by way of deductible, premium adjustment provisions in insurance policies, or otherwise (including, by insurance for a maximum amount that is less than the amounts specified above), under a program applicable to all aircraft in the Company’s fleet, the risks required to be insured against pursuant to Sections A

ANNEX B

[C Mortgage and Security Agreement]

and B hereof but in no case shall the self-insurance with respect to all of the aircraft in the Company’s fleet exceed the lesser of (x) 100% of the largest replacement value of any single aircraft in Company’s fleet or (y) 1.5% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which Company carries insurance, unless the Insurance Broker shall certify that the standard among major U.S. airlines is a higher level of self-insurance, in which case Company may self-insure the Aircraft to such higher level; provided, however, that nothing contained in this Section D limiting Company’s right to self-insure shall be deemed to apply to any mandatory minimum per aircraft (or, if applicable, per policy period or per annum), hull or liability insurance deductible imposed by hull or liability insurers that do not exceed industry standards for major U.S. airlines.

E. Terms of Insurance Policies. Any policies carried in accordance with Sections A and B hereof covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, as applicable, (1) shall name the Additional Insureds as additional insureds, as their interests may appear, (2) shall name the Collateral Agent as sole loss payee to the extent provided in clause (12) below, (3) may provide for self-insurance to the extent permitted in Section D, (4) shall provide that if the insurers cancel such insurance for any reason whatsoever, or the same is allowed to lapse for nonpayment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation, lapse, or change shall not be effective as to the Additional Insureds for thirty (30) days (or ten (10) days in the case of nonpayment of premium) after sending to (but, in the case of war risk and allied perils coverage, seven (7) days after sending to) the Additional Insureds of written notice by such insurers of such cancellation or change (or, if the case of war risk and allied perils insurance underwritten by the FAA, seven days after publication in the Federal Register), provided, however, that if, in respect of the war risk and allied perils coverage, such policies shall provide for such shorter period as may be available in the international insurance market, (5) shall provide that in respect of the Additional Insureds’ respective interests in such policies the insurance shall not be invalidated by any action or inaction of the Company (or any Permitted Lessee) and shall insure the respective interests of the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (6) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (7) shall expressly provide that all of the provisions thereof, except the limits of liability and agreed value, shall operate in the same manner as if a separate policy covered each insured, (8) shall waive any right of subrogation of the insurers against the Additional Insureds to the same extent Company has agreed in the Operative Agreements to indemnify the Additional Insureds and shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, (9) shall provide that losses (other than for total loss of the Aircraft) shall be adjusted with the Company (or, if a Special Default or an Event of Default shall have occurred which is continuing, with the Collateral Agent), (10) shall provide that the Additional Insureds are not liable for any insurance premiums, (11) shall be effective with respect to both domestic and international operations, (12) shall provide that for any loss not constituting an Event of Loss (i) except as specified in clause (iii) below, in the event of (x) a loss in respect of an Engine (under circumstances in which an Event of Loss with respect to an Airframe has not occurred) or a Spare Engine involving proceeds in

ANNEX B

[C Mortgage and Security Agreement]

excess of $2,500,000 or (y) any other loss involving proceeds in excess of $5,000,000, in each case, all proceeds in respect of such loss up to the amount of the Agreed Value shall, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, be payable to the Collateral Agent to be held by the Collateral Agent (whether such payment is made to the Company (or any Permitted Lessee) or any third party), it being understood and agreed that in the case of any payment to the Collateral Agent otherwise than in respect of an Event of Loss of the Aircraft, the Collateral Agent shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of the Engine suffering the Event of Loss, pay the amount of such payment, to the extent not theretofore applied as provided in the C Mortgage, and any interest or income earned thereon, to the Company or its order, (ii) except as specified in the following clause (iii), all proceeds of (x) a loss in respect of an Engine (under circumstances in which an Event of Loss with respect to an Airframe has not occurred) or a Spare Engine of $2,500,000 or less or (y) any other loss of $5,000,000 or less, in each case, regardless of the total amount of proceeds resulting from such loss) and any proceeds of any loss in excess of the Agreed Value shall be paid to the Company or its order and (iii) notwithstanding anything to the contrary contained in the preceding clauses (i) and (ii), if a Special Default or Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Collateral Agent, all proceeds of loss shall be paid to the Collateral Agent and (13) if war risk coverage is maintained, shall contain a  50/50 clause in accordance with Provisional Claims Settlement Clause AVS103 (or its equivalent).

F. Insurers of Recognized Responsibility. For the purposes of this Annex B, “insurers of recognized responsibility” shall include independent recognized commercial insurance companies and any captive and/or industry-managed insurance company, in each case of recognized responsibility; provided that if the primary insurers are not insurers of recognized responsibility but the relevant insurance policies are reinsured with insurers of recognized responsibility, the obligation of Company hereunder to maintain such insurance with insurers of recognized responsibility shall be deemed satisfied if such insurance shall contain a customary “cut-through” endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.

ANNEX B

[C Mortgage and Security Agreement]

ANNEX C

FOREIGN REGISTRATION

The Collateral Agent and the Company hereby agree, subject to the provisions of Section 3.02(b) and (d) of the C Mortgage:

(a) that Company shall be entitled to register any Aircraft or cause any Aircraft to be registered in a country other than the United States subject to compliance with the following:

(i) each of the following requirements is satisfied:

(A) no Special Default or Event of Default shall have occurred and be continuing at the time of such registration;

(B) such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier; and

(C) such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date;

(ii) the Collateral Agent shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Collateral Agent addressed to the Collateral Agent to the effect that:

(A) such country would recognize the Company’s ownership interest in the Aircraft;

(B) after giving effect to such change in registration, the Lien of the C Mortgage on the Company’s right, title and interest in and to such Aircraft shall continue as a valid and duly perfected first priority security interest and International Interest and all filing, recording, registrations or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Collateral Agent shall have received a certificate from Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Collateral Agent on or prior to the effective date of such change in registration);

ANNEX C

[C Mortgage and Security Agreement]

(C) unless Company or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such country (so long as such Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Company prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use; and

(D) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Collateral Agent (or any Affiliate of the Collateral Agent), for the Collateral Agent to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to such Aircraft.

(b) In addition, as a condition precedent to any change in registration Company shall have given Collateral Agent assurances reasonably satisfactory to Collateral Agent:

(i) to the effect that the provisions of Section 3.06 of the C Mortgage have been complied with after giving effect to such change of registration;

(ii) of the payment by Company of all reasonable out-of-pocket expenses of the Collateral Agent in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Collateral Agent, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of such Aircraft and the creation and perfection of the security interest therein in favor of Collateral Agent for the benefit of Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in such Aircraft in favor of Collateral Agent; and

(iii) to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Transaction Documents afford each such person substantially the same protection as provided prior to such change of registration (or Company shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Collateral Agent, afford such protection);

(c) Collateral Agent agrees that if Company requests a change of registration pursuant to Section 3.02(c) of the C Mortgage and this Annex C, it will take all such action reasonably requested by Company in order to effect such a change in registration, including the execution and delivery of such documents and instruments as may be necessary or advisable in connection therewith; and

ANNEX C

[C Mortgage and Security Agreement]

(d) Anything to the contrary in the Transaction Documents notwithstanding, each of the parties hereto agrees that so long as the conditions in paragraphs (a) and (b) of this Annex C have been satisfied (including the legal opinion required under Section (a)(ii) above), reregistration of any Aircraft may be effected in a jurisdiction in which (i) such Aircraft is not registered in the name of the Company and/or (ii) the C Mortgage is not recorded of record in such jurisdiction and/or no filing is made in such jurisdiction in respect of the Lien of the C Mortgage. The provisions of this Section (d) of Annex C are not intended to, and shall not, permit the Company to effect any financing of such Aircraft in connection with any such reregistration.

ANNEX C

[C Mortgage and Security Agreement]

EXHIBIT A

TO

C MORTGAGE AND SECURITY AGREEMENT

C MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO.

This C MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO.     , dated                          ,          (herein called this “C Mortgage Supplement”) of UNITED AIR LINES, INC., as Company (the “Company”).

W I T N E S S E T H:

WHEREAS, the C Mortgage and Security Agreement, dated as of June     , 2009 (as amended and supplemented to the date hereof, the “C Mortgage”) between the Company and Wells Fargo Bank Northwest, National Association, as Collateral Agent (the “Collateral Agent”), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft or Spare Engine, as the case may be, and shall specifically mortgage such Aircraft or Spare Engine, as the case may be, to the Collateral Agent; and

WHEREAS, the C Mortgage relates to the Airframe and Engines or Spare Engines described below, and a counterpart of the C Mortgage is attached hereto and made a part hereof and this C Mortgage Supplement, together with such counterpart of the C Mortgage, is being filed for recordation on the date hereof with the FAA as one document;

WHEREAS, the C Mortgage and the C Mortgage Supplements set forth below have been duly recorded with the FAA at Oklahoma City, Oklahoma pursuant to the Act on the following date(s) as a document or conveyance bearing the following number(s):1

	DATE OF RECORDING	DOCUMENT OR CONVEYANCE NO.
C Mortgage	[-]	[-]

NOW, THEREFORE, this C Mortgage Supplement witnesseth that the Company hereby confirms that the Lien of the C Mortgage on the Collateral covers all of Company’s right, title and interest in and to the following described property:

AIRFRAME

Airframe identified as follows:

Manufacturer	Model	U.S. Registration Number	Manufacturer’s Serial Number

[1]	To be included for all C Mortgage Supplements after C Mortgage Supplement No. 1.

EXHIBIT A

[C Mortgage and Security Agreement]

together with all of the Company’s right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

AIRCRAFT ENGINES

Aircraft engines, each such engine being a jet propulsion aircraft engine with at least 1,750 pounds of thrust or the equivalent thereof, identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number

together with all of Company’s right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to either of such engines.

SPARE ENGINES

Spare engines, such engine being a jet propulsion aircraft engine with at least 1,750 pounds of thrust or the equivalent thereof, identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number

together with all of Company’s right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to such engines.

Together with all of Company’s right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of “Airframe” or “Engine” or “Spare Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe, Engines and Spare Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents or Spare Engine Documents, as the case may be.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, in trust for the equal and proportionate benefit and security of the Secured Parties without any preference, distinction or priority of any one Security over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, except as provided in the C Mortgage, and for the uses and purposes and subject to the terms and provisions set forth in the C Mortgage.

EXHIBIT A

[C Mortgage and Security Agreement]

This C Mortgage Supplement shall be construed as supplemental to the C Mortgage and shall form a part thereof. The C Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

AND, FURTHER, the Company hereby acknowledges that the Aircraft or Spare Engine, as the case may be, referred to in this C Mortgage Supplement has been delivered to the Company and is included in the property of the Company subject to the pledge and mortgage thereof under the C Mortgage.

THIS C MORTGAGE SUPPLEMENT IS DELIVERED IN THE STATE OF NEW YORK. THIS C MORTGAGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Delivery of an executed counterpart of a signature page to this C Mortgage Supplement by telecopier shall be effective as delivery of an original executed counterpart of this C Mortgage Supplement.

*    *    *

EXHIBIT A

[C Mortgage and Security Agreement]

IN WITNESS WHEREOF, the Company has caused this C Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

UNITED AIR LINES, INC.

By:
Name:
Title:

EXHIBIT A

[C Mortgage and Security Agreement]

SCHEDULE 1

PERMITTED COUNTRIES

Argentina	Kuwait
Australia	Liechtenstein
Austria	Luxembourg
Bahamas	Malaysia
Barbados	Malta
Belgium	Mexico
Bermuda Islands	Monaco
Bolivia	Morocco
Brazil	Netherlands
British Virgin Islands	Netherland Antilles
Canada	New Zealand
Cayman Islands	Norway
Chile	Oman
Cyprus	Panama
Czech Republic	Paraguay
Denmark	People’s Republic of China
Egypt	Philippines
Ecuador	Poland
Finland	Portugal
France	Republic of China (Taiwan)
Germany	Singapore
Greece	South Africa
Grenada	South Korea
Guatemala	Spain
Hong Kong	Sweden
Hungary	Switzerland
Iceland	Thailand
India	Tobago
Indonesia	Trinidad
Ireland	Turkey
Italy	United Kingdom
Jamaica	Uruguay
Japan	Venezuela

SCHEDULE 1

[C Mortgage and Security Agreement]

SCHEDULE 2

CERTAIN ECONOMIC TERMS

Agreed Value:	replacement cost

Minimum Liability Insurance Amount:

$500,000,000 per occurrence for any narrow-body aircraft (including, without limitation, any Boeing 717, 737 or 757 aircraft, Airbus A318, A319, A320 or A321 aircraft or regional jet)

$750,000,000 per occurrence for any aircraft other than those mentioned above (including, without limitation, any Boeing 747, 767, 777 or 787 aircraft or Airbus A310, A330 or A340 aircraft), provided, however, that in the event the Grantor includes a new type of wide-body aircraft in its aircraft fleet after the date hereof (including, without limitation, any Airbus A380 aircraft), then the Minimum Liability Insurance Amount shall be such amount as may be reasonably determined by the Collateral Agents.

SCHEDULE 2